EPAM Announces New $1B Share Repurchase Program
EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced that its Board of Directors has authorized a new stock repurchase program of up to $1 billion of the Company's outstanding common stock, par value $0.001 per share.
EPAM may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The share repurchase program will have a term of 24 months, may be suspended or discontinued at any time, and does not obligate the Company to acquire any amount of common stock.
“Our Board and management team are confident in our ability to deliver higher levels of future growth and shareholder value, underpinned by our recognized core engineering expertise and AI-Native market position. EPAM is executing a disciplined, differentiated multi-year strategy, which is enabled by our client-centric investments, innovative go-to-market solutions and AI-native talent,” said Balazs Fejes, CEO & President at EPAM.
Jason Peterson, CFO, SVP & Treasurer at EPAM added, “We remain confident in the underlying strength of our business reflected by three quarters of improving year-over-year organic constant currency revenue growth. With efficient free cash flow generation and a strong balance sheet, we can take advantage of the current market dynamic and return cash to shareholders, while also making ongoing investments in our business and AI Agenda.”
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About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has used its software engineering expertise to become a leading global provider of digital engineering, cloud and AI-enabled transformation services, and a leading business and experience consulting partner for global enterprises and ambitious startups. We address our clients' transformation challenges by focusing EPAM Continuum's integrated strategy, experience and technology consulting with our 30+ years of engineering execution to speed our clients' time to market and drive greater value from their innovations and digital investments.
We leverage AI and GenAI to deliver transformative solutions that accelerate our clients' digital innovation and enhance their competitive edge. Through platforms like EPAM AI/RUN™ and initiatives like DIALX Lab, we integrate advanced AI technologies into tailored business strategies, driving significant industry impact and fostering continuous innovation.

We deliver globally but engage locally with our expert teams of consultants, architects, designers and engineers, making the future real for our clients, our partners, and our people around the world. We believe the right solutions are the ones that improve people's lives and fuel competitive advantage for our clients across diverse industries. Our thinking comes to life in the experiences, products and platforms we design and bring to market.
Added to the S&P 500 and the Forbes Global 2000 in 2021 and recognized by Glassdoor and Newsweek as Most Loved Workplace, our multidisciplinary teams serve customers across six continents. We are proud to be among the top 15 companies in Information Technology Services in the Fortune 1000 and to be recognized as a leader in the IDC MarketScapes for Worldwide Experience Build Services, Worldwide Experience Design Services and Worldwide Software Engineering Services.
Learn more at www.epam.com and follow us on LinkedIn.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets, global trade, and the broader economy, the adoption and implementation of artificial intelligence technologies by EPAM and its clients, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company's most recent Annual Report on Form 10-K and the factors discussed in the Company's Quarterly Reports on Form 10-Q, particularly under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
Mike Rowshandel
Head of Investor Relations
EPAM Systems, Inc.
P: +1.267.759.9000 x393336
E: mike_rowshandel@epam.com

Category: Investor